Filed Pursuant to Rule 424(b)(2)
Registration No. 333-33096

PRICING SUPPLEMENT NO. 3 Dated September 5, 2002 (To Prospectus dated April 18, 2000 and Prospectus Supplement dated January 18, 2002)

$200,000,000

WELLS FARGO FINANCIAL, INC.

SENIOR MEDIUM-TERM NOTES, SERIES D, DUE SEPTEMBER 12, 2005
(Floating Rate)

CUSIP Number:	9497E7 AC 2
Principal Amount:	$200,000,000
Purchase Price:	99.867%
Net Proceeds to Issuer:	$199,734,000
Issue Price	100.00%
Original Issue Date:	September 10, 2002
Maturity Date:	September 12, 2005
Redeemable on or After:	Not Applicable
Interest Rate Basis:	LIBOR Telerate
Spread or Spread Multiplier:	Plus 0.10% (10 basis points)
Index Maturity:	Three months
Currency:	U.S. Dollars
Initial Interest Rate:	To be determined on September 5, 2002
Interest Payment Dates:	On the 12th of December, March, June and September of each year and on the stated maturity date
First Interest Payment Date:	December 12, 2002
Interest Reset Date:	On each Interest Payment Date
Form of Notes:	Book Entry Only
Method of Distribution:	Principal
Agents' Compensation:	0.133%

The Notes are being purchased by the following agents, as principal, at 99.867% of the aggregate principal amount of the Notes:

Agents	Amount
BNP Paribas Securities Corp.	$100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$100,000,000